Exhibit 99.1

ANHUI ANSHENG PETROCHEMICAL EQUIPMENT CO., LTD.

Unaudited Condensed Balance Sheets

March 31, 2021 and December 31, 2020

To:	The Board of Directors and Stockholders of

Anhui Ansheng Petrochemical Equipment Co., Ltd.

Report of Independent Registered Public Accounting Firm

Results of Review of Interim Financial Information

We have reviewed the condensed balance sheet of Anhui Ansheng Petrochemical Equipment Co., Ltd. (the “Company”) as of March 31, 2021, and the related condensed statements of operations and comprehensive loss for the three-month periods ended March 31, 2021 and 2020, and stockholders’ equity for the three-month periods then ended March 31, 2021 and 2020, and condensed statements of cash flows for the three-month periods then ended March 31, 2021 and 2020, and the related notes (collectively referred to as the interim financial statements). Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim condensed financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the balance sheet of the Company as of December 31, 2020 and 2019, and the related statements of operations and comprehensive loss, retained earnings, and cash flows for the years then ended (not presented herein); and in our report dated August 6, 2021, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying balance sheet as of December 31, 2020, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived. Our opinion indicated that there was substantial doubt the Company may continue as a going concern, as of the date of this report, that doubt still exists.

Basis for Review Results

These interim condensed financial statements are the responsibility of the Company’s management. We conducted our review in accordance with the standards of the PCAOB. A review of interim condensed financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the PCAOB, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

/s/ WWC, P.C.

Certified Public Accountants

San Mateo, California

August 6, 2021

We have served as the Company’s auditor since 2021.

ANHUI ANSHENG PETROCHEMICAL EQUIPMENT CO., LTD.

Unaudited Condensed Balance Sheets

As of March 31, 2021 and December 31, 2020

(Stated in US Dollars)

	March 31, 2021	December 31, 2020
Cash	$35,544	$166,640
Restricted Cash	252,578	346,330
Notes Receivable	195,046	215,541
Accounts Receivable, net	749,658	1,159,371
Other Receivable, net	1,221,595	1,206,146
Account Receivables-Related Party	2,294,470	2,310,786
Other Receivable-Related Party	205,647	205,109
Advance to Suppliers	172,221	109,588
Inventory	3,236,008	3,266,338

Total Current Assets	8,362,767	8,985,849

Plant & Equipment, net	4,036,649	4,143,613
Intangible Assets, net	635,738	644,109

Total Assets	$13,035,154	$13,773,571

LIABILITIES & STOCKHOLDERS’ EQUITY

Liabilities

Short-term Loans	3,735,614	3,762,179
Accounts Payable	1,966,099	2,415,361
Taxes Payable	27,685	123,213
Other Payable	368,013	380,080
Related Party Payable	2,639,938	2,660,214
Accrued Liabilities	58,110	111,275
Customer Deposits	3,449,087	3,516,634

Total Current Liabilities	12,244,546	12,968,956

Total Liabilities	12,244,546	12,968,956

Stockholders’ Equity

Paid In Capital	3,045,776	3,045,776
Retained Earnings	(2,246,057)	(2,237,620)
Accumulated Other Comprehensive Loss	(9,111)	(3,541)

Total Stockholders’ Equity	790,608	804,615

Total Liabilities & Stockholders’ Equity	$13,035,154	$13,773,571

See Accompanying Notes to the Financial Statements

ANHUI ANSHENG PETROCHEMICAL EQUIPMENT CO., LTD.

Unaudited Condensed Statements of Operations and Comprehensive Loss

For the three months ended March 31, 2021 and 2020

(Stated in US Dollars)

	2021	2020

Net Revenues	$2,344,990	$1,942,435
Cost of Revenues	1,995,816	1,624,014
Gross Profit	349,174	318,421

Operating Expenses
Selling Expenses	74,394	76,473
General & Administrative Expenses	278,208	148,907
Total Operating Expense	352,602	225,380

Operating (Loss) Income	(3,428)	93,041

Other Income (Expenses)
Other Income	31,473	33,648
Other Expenses	(30,504)	(341)
Interest Income	42,150	13,077
Interest Expense	(48,128)	(51,585)
Total Other Expense	(5,009)	(5,201)

(Loss) Income before Tax From Operations	(8,437)	87,840

Provision For Income Tax	-	-

Net (Loss) Income	$(8,437)	$87,840

Other Comprehensive Income (Loss)
Foreign currency translation adjustment	(5,570)	(21,716)

Comprehensive (Loss) Income	$(14,007)	$66,124

See Accompanying Notes to the Financial Statements

ANHUI ANSHENG PETROCHEMICAL EQUIPMENT CO., LTD.

Unaudited condensed Statements of Stockholders’ Equity

For the three months ended March 31, 2021 and 2020

(Stated in US Dollars)

	Paid in Capital	Retain Earnings	Accumulated Other Comprehensive Loss	Total
Balance, January 1, 2020	$3,045,776	$(1,656,337)	$(62,140)	$1,327,300
Net income	-	87,840	-	87,840
Foreign currency translation adjustment	-	-	(21,716)	(21,716)
Balance, March 31, 2020	$3,045,776	$(1,568,497)	$(83,856)	$1,393,424

Balance, January 1, 2021	$3,045,776	$(2,237,620)	$(3,541)	$804,615
Net loss	-	(8,437)	-	(8,437)
Foreign currency translation adjustment	-	-	(5,570)	(5,570)
Balance, March 31, 2021	$3,045,776	$(2,246,057)	$(9,111)	$790,608

See Accompanying Notes to the Financial Statements

ANHUI ANSHENG PETROCHEMICAL EQUIPMENT CO., LTD.

Unaudited Condensed Statements of Cash Flows

For the three months ended March 31, 2021 and 2020

(Stated in US Dollars)

	2021	2020
CASH FLOWS FROM OPFRATING ACTIVITIFS:
Net (loss) income	$(8,437)	$87,840
Adjustments to reconcile net loss to cash (used in) provided by operating activities:
Depreciation	81,930	70,038
Amortization	3,873	28,852

Change in operating assets and liabilities
Note receivables	19,227	142,758
Account receivable	406,908	(279,612)
Inventory	7,363	(428,876)
Prepayments and deposit	(64,254)	(233,551)
Other receivables	(24,287)	1,272,580
Other receivables-Related party	(2,013)	5,438
Accounts payables	(437,999)	(885,192)
Advance from customer	(43,288)	(572,916)
Other payables and accruals	(62,592)	(26,605)
Related party payable	(1,511)	(44,944)
Taxes payable	(95,926)	36,585

Net cash used in operating activities	(221,007)	(827,605)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of plant and equipment	(3,183)	(23,077)

Net cash used in investing activities	(3,183)	(23,077)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of short-term loan - bank	-	(439,796)

Net cash used in financing activities	-	(439,796)

EFFECT OF EXCHANGE RATE ON CASH	(657)	(2,496)

NET DECREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(224,847)	(1,292,975)

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT BEGINNING OF YEAR	512,969	1,419,715

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT END OF YEAR	$288,122	$126,740

See Accompanying Notes to the Financial Statements

ANHUI ANSHENG PETROCHEMICAL EQUIPMENT CO., LTD

Unaudited Condensed Financial Statements

Note 1 — ORGANIZATION AND BUSINESS DESCRIPTION

Anhui Ansheng Petrochemical Equipment Co., Ltd. (“Ansheng” or “the Company”) was incorporated under the laws of the People’s Republic of China (“China” or ‘PRC”) on May 22, 2012. Anhui Ansheng Petrochemical Equipment Co., Ltd is an engineering company specializing in manufacturing steel tanks like refinery pressure vessels, low temperature and cryogenic storage facilities, and elevated water storage tanks. The Company provides a wide range of master products, including barrier and explosion-proof skid-mounted refueling device, SF double-layer buried oil storage tank. Our business is aligned into three business units: Barrier and explosion-proof skid-mounted refueling device division, LNG cryogenic device division, and SF double-layer oil tank division.

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Going Concern

The accompanying unaudited condensed financial statements have been prepared assuming that the Company will continue as a going concern; however, the Company has incurred a net loss of $8,437 for the three months ended March 31, 2021. As of March 31, 2021, the Company had an accumulated deficit of $2,246,057; its net cash used in operating activities for the three months ended March 31, 2021 was $128,477.

These factors raise substantial doubt on the Company’s ability to continue as a going concern. The accompanying unaudited condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management’s plan for the Company’s continued existence is dependent upon management’s ability to execute the business plan, develop the plan to generate profit; additionally, management may need to continue to rely on certain related parties to provide funding for investment, for working capital and general corporate purposes. If management is unable to execute its plan, the Company may become insolvent.

Method of accounting

Management has prepared the accompanying financial statements and these notes in accordance with generally accepted accounting principles in the United States of America; the Company maintains its general ledger and journals with the accrual method accounting.

Uses of estimates

The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ materially from those estimates.

Cash

Cash comprises cash at banks and on hand, which includes deposits with original maturities of three months or less with commercial banks in PRC. Cash denominated in RMB with a U.S. dollar equivalent of $0.04 million and $0.17 million as of March 31, 2021 and December 31, 2020, respectively, were held in accounts at financial institutions located in the PRC‚ which is not freely convertible into foreign currencies. Also, these balances are not covered by insurance. While management believes that these financial institutions are of high credit quality, it also continually monitors their creditworthiness.

Restricted cash represents interest-bearing deposits placed with banks to secure banking facilities in the form of loans and notes payable. The funds are restricted from immediate use and are designated for settlement of loans or notes when they become due. The restricted cash is as follows:

The company was sued for the dispute between the company and two individuals Mao Jinyi and You Tieming due to the loan contract, and the amount of the lawsuit was $0.15 million. Restricted cash, with balances of $0.25 million and $0.35 million as of March 31, 2021 and December 31, 2020, respectively, were generated as a result of judicial frozen.

Notes Receivable

Notes receivable represent commercial notes due from various customers where the customers’ banks have guaranteed the payments. The notes are noninterest-bearing and normally paid within three to six months. The Company can submit requests for payments to the customer’s banks earlier than the scheduled payments date but will incur an interest charge and a processing fee.

Accounts Receivables

Account receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when the collection of the full amount is no longer probable. Bad debts are written off against allowances.

Inventories, net

Inventories are stated at the lower of cost or net realizable value. The cost of inventories is calculated using the weighted average method. Any excess of the cost over the net realizable value of each item of inventories is recognized as a provision for diminution in the value of inventories. Net realizable value is estimated using selling price in the normal course of business less any costs to complete and sell products.

Advances and prepayments to Suppliers

The Company makes advance payments to suppliers. Upon raw materials is provided by suppliers, the applicable amount is reclassified from advances and prepayments to inventory.

Plant and Equipment, net

Property and equipment are recorded at cost less accumulated depreciation and impairment losses. Depreciation is provided over the estimated useful lives of the assets using the straight-line method from the time the assets are placed in service. Estimated useful lives are as follows, taking into account the assets’ estimated residual value:

Useful life
Buildings	20 years
Production equipment	10 years
Office equipment, fixtures, and furniture	5 years
Electronic equipment	3 years
Automobile	4 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss are included in the Company’s results of operations.

Intangible Assets

Intangible assets consist primarily of land use rights acquired and software purchased which are stated at cost less accumulated amortization and impairment if any. Intangible assets are amortized using the straight-line method over the estimated useful lives, which are generally 5 years for software and 50 years for land use rights. The estimated useful lives of amortized intangible assets are reassessed if circumstances occur that indicate the original estimated useful lives have changed.

Impairment of Long-lived Assets

Long-lived assets are evaluated for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying amount may not be fully recoverable or that the useful life is shorter than the Company had originally estimated. When these events occur, the Company evaluates the impairment by comparing the carrying value of the assets to an estimate of future undiscounted cash flows expected to be generated from the use of the assets and their eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying value of the assets, the Company recognizes an impairment loss based on the excess of the carrying value of the assets over the fair value of the assets. For the 3 months ended March 31, 2021 and 2020, no impairment were recorded for Plant and Equipment.

Financial Instruments

The Company’s financial instruments, including cash and equivalents, accounts and other receivables, accounts and other payables, accrued liabilities and short-term debt, have carrying amounts that approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

Level 1 - inputs to the valuation methodology used quoted prices for identical assets or liabilities in active markets.

Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815.

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Revenue recognition

The Company adopted ASC 606 “Revenue Recognition,” and recognizes revenue when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services.

1.identify the contract with a customer;

2.identify the performance obligations in the contract;

3.determine the transaction price;

4.allocate the transaction price to performance obligations in the contract; and

5.recognize revenue as the performance obligation is satisfied.

The Company enters into contracts to sell explosion-proof skid-mounted refueling device, SF double-layer buried oil storage tank. The transaction price is based on the fixed contractual price with the customers. Billings to the customers for the sale of products occur at the time the products are transferred to the customers. Product sale contracts typically include a single performance obligation. The Company recognizes revenues at the time the product is delivered to the customers and when the performance obligation has met.

The Company generally provides a limited warranty for its product sales. The products’ warranty period is typically 30 days upon delivery following PRC national warranty standard. The Company determines that such a product warranty is not a separate performance obligation because the nature of warranty is to assure that a product will function as expected and following the customers’ specifications and the Company has not sold the warranty separately. The Company has not incurred a material warranty expense on any contract, therefore, the Company does not believe an accrual for warranty cost is necessary for the period ended March 31, 2021 and for the years ended December 31, 2020. However, as a policy, provisions for warranty liability will be made during the period in which a provision for warranty liability becomes probable and can be reasonably estimated.

Value-added tax (“VAT”)

Revenue represents the invoiced value of goods and services, net of VAT. The VAT is based on the gross sales price and VAT rates range from 6% and up to 17% before May 2018, up to 16% starting from May 2018, and up to 13% starting from April 2019, depending on the type of products sold or service provided. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded in taxes payable. All of the VAT returns filed by the Company’s subsidiaries in PRC remain subject to examination by the tax authorities for five years from the date of filing.

Income taxes

The Company accounts for income tax using an asset and liability approach and allows for the recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

Foreign currency translation

The accompanying financial statements are presented in United States dollars. The functional currency of the Company is the Renminbi (RMB). The Company’s assets and liabilities are translated into United States dollars from RMB at year-end exchange rates, and its revenues and expenses are translated at the average exchange rate during the period. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

	03/31/2021	12/31/2020	03/31/2020
Period-end RMB: US$ exchange rate	6.5713	6.5249	7.0851
Period average RMB: US$ exchange rate	6.4844	6.8976	6.9790

The RMB is not freely convertible into foreign currencies and all foreign exchange transactions must be conducted through authorized financial institutions.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). This update will require the recognition of a right-of-use asset and a corresponding lease liability, initially measured at the present value of the lease payments, for all leases with terms longer than 12 months. For operating leases, the asset and liability will be expensed over the lease term on a straight-line basis, with all cash flows included in the operating section of the statement of cash flows. For finance leases, interest on the lease liability will be recognized separately from the amortization of the right-of-use asset in the statement of comprehensive income and the repayment of the principal portion of the lease liability will be classified as a financing activity while the interest component will be included in the operating section of the statement of cash flows. ASU 2016-02 is effective for interim and annual periods beginning after December 15, 2018, and requires a modified retrospective approach to adoption. Early adoption is permitted. The Company has no lease as of March 31, 2021 and December 31, 2020 and 2019. The Company’s adoption of this guidance does not have a material impact on its financial statements.

In June 2016, the FASB amended guidance related to the impairment of financial instruments as part of ASU2016-13 Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which will be effective January 1, 2020. The guidance replaces the incurred loss impairment methodology with an expected credit loss model for which a company recognizes an allowance based on the estimate of expected credit loss. In November 2018, the FASB issued ASU No. 2018-19, Codification Improvements to Topic 326, Financial Instruments - Credit Losses, which clarified that receivables from operating leases are not within the scope of Topic 326 and instead, impairment of receivables arising from operating leases should be accounted for following Topic 842. On May 15, 2019, the FASB issued ASU 2019-05, which provides transition relief for entities adopting the Board’s credit losses standard, ASU 2016-13. Specifically, ASU 2019-05 amends ASU 2016-13 to allow companies to elect irrevocably, upon adoption of ASU 2016-13, the fair value option for financial instruments that (1) were previously recorded at amortized cost and (2) are within the scope of the credit losses guidance in ASC 326-20, (3) are eligible for the fair value option under ASC 825-10, and (4) are not held-to-maturity debt securities. For entities that have adopted ASU 2016-13, the amendments in ASU 2019-05 are effective for fiscal years beginning after December 15, 2019, including interim periods therein. An entity may early adopt the ASU in any interim period after its issuance if the entity has adopted ASU 2016-13. For all other entities, the effective date will be the same as the effective date of ASU 2016-13. In November 2019, the FASB issued ASU 2019-11, “Codification Improvements to Topic 326, Financial Instruments – Credit Losses.” ASU 2019-11 is an accounting pronouncement that amends ASU 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” The ASU 2019-11 amendment provides clarity and improves the codification to ASU 2016-03. The pronouncement would be effective concurrently with the adoption of ASU 2016-03. The pronouncement is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. In February 2020, the FASB issued ASU No. 2020-02, which provides clarifying guidance and minor updates to ASU No. 2016-13 – Financial Instruments – Credit Loss (Topic 326) (“ASU 2016-13”) and related to ASU No. 2016-02 - Leases (Topic 842). ASU 2020-02 amends the effective date of ASU 2016-13, such that ASU 2016-13 and its amendments will be effective for the Company for interim and annual periods in fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact of this ASU on its financial statements.

On June 20, 2018, the FASB issued ASU No. 2018-07, Compensation-Stock Compensation (Topic 718) - Improvements to Nonemployee Share-Based Payment Accounting, which aligns the accounting for share-based payment awards issued to employees and nonemployees. Under ASU No. 2018-07, the existing employee guidance will apply to nonemployee share-based transactions (as long as the transaction is not effectively a form of financing), except specific guidance related to the attribution of compensation cost. The cost of nonemployee awards will continue to be recorded as if the grantor had paid cash for the goods or services. Besides, the contractual term will be able to be used instead of an expected term in the option-pricing model for nonemployee awards. The new standard was effective for us on January 1, 2019. Early adoption is permitted, including in interim periods, and should be applied to all new awards granted after the date of adoption. The Company does not expect this guidance will have a material impact on its financial statements.

In August 2018, the FASB Accounting Standards Board issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 modifies the disclosure requirements on fair value measurements. ASU 2018-13 is effective for public entities for fiscal years beginning after December 15, 2019, with early adoption permitted for any removed or modified disclosures. The removed and modified disclosures will be adopted on a retrospective basis, and the new disclosures will be adopted on a prospective basis. The Company does not expect this guidance will have a material impact on its financial statements.

In January 2020, the FASB issued ASU 2020-01, Investments - Equity Securities (Topic 321), Investments - Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815) (“ASU 2020-01”), which is intended to clarify the interaction of the accounting for equity securities under Topic 321 and investments accounted for under the equity method of accounting in Topic 323 and the accounting for specific forward contracts and purchased options accounted for under Topic 815. ASU 2020-01 is effective for the Company beginning January 1, 2021. The Group is currently evaluating the effect of adopting this ASU on its financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s balance sheets, statements of income, and comprehensive income, and statements of cash flows.

Note 3 – ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following:

	March 31,	December 31,
	2021	2020

Accounts receivable	$1,938,760	$2,356,929
Less: allowance for doubtful accounts	(1,189,102)	(1,197,558)
Accounts receivable, net	$749,658	$1,159,371

Allowance for doubtful accounts movement:

	March 31,	December 31,
	2021	2020

Beginning balance	$(1,197,558)	$(953,708)
Provision	-	(168,274)
Exchange rate effect	8,456	(75,576)
Ending balance	$(1,189,102)	$(1,197,558)

Note 4 — INVENTORY

The components of inventory at March 31, 2021 and December 31, 2020 were as follows:

	March 31,	December 31,
	2021	2020

Materials	$710,475	$826,511
Finished goods	1,080,076	1,216,875
Work in Progress	1,445,457	1,222,952
Total	$3,236,008	$3,266,338

Note 5- PLANT, AND EQUIPMENT

Plant and equipment, net, consist of the following:

	March 31,	December 31,
	2021	2020
Buildings	$3,779,187	$3,806,062
Production equipment	1,065,167	1,069,579
Office equipment, fixtures, and furniture	132,528	133,471
Transportation equipment	135,473	136,436
Subtotal	5,112,355	5,145,548
Less: accumulated depreciation	(1,075,706)	(1,001,935)
Plant and equipment, net	$4,036,649	$4,143,613

Depreciation expenses for the three months ended March 31, 2021 and March 31, 2020 amounted to $81,930 and $70,038, respectively.

Note 6- INTANGIBLE ASSETS

Intangible assets, net, consist of the following:

	March 31,	December 31,
	2021	2020
Software purchased	$17,137	$16,771
Land use rights	760,974	766,873
Subtotal	778,111	783,644
Less: accumulated amortization	(142,372)	(139,535)
Intangible assets, net	$635,738	$644,109

The amortization expenses were $3,873 and $28,852 for the three months ended March 31, 2021, and March 31, 2020, respectively.

Note 7-OTHER RECEIVABLES

Outstanding balances of other receivables consisted of the following:

	31 March, 2021		31 December, 2020
Name of customer	Balances	Proportion	Balances	Proportion
Meihekou Chuangyuan Chemical Co., Ltd.	$644,013	53%	$640,351	53%
Guo Jie	535,130	42%	508,120	42%
Others	42,452	5%	57,675	5%
Total	$1,221,595	100%	$1,206,146	100%

As of March 31, 2021 and December 31, 2020, the other receivables balances were $1,221,595 and $1,206,146, respectively. The balances as of March 31, 2021 mainly came from the loans to Meihekou Chuangyuan Chemical Co., Ltd. and Guo Jie. As of the date of this report was issued, Meihekou Chuangyuan Chemical Co., Ltd. has paid back $153,259 and Guo Jie has paid back $229,889 to the Company, respectively, and both parties have got a deal with the company that the remaining amount will be settled before December 31, 2021.

Note 8-RELATED PARTIES BALANCES AND TRANSACTIONS

Accounts receivable – related party:

As of March 31, 2021 and December 31,2020, the outstanding account receivables-related party balances were $2,294,470 and $2,310,786, respectively. These amount were due from Wuxi Xing Anbang Petrochemical Equipment Co. Ltd., whose corporate legal representative has directly relatives with the former legal representative of Ansheng.

Other receivables – related parties:

Other receivables-related parties are those non-trade receivables arising from transactions between the Company and certain related parties, such as loans to these related parties. These loans are unsecured, non-interest bearing, and due on demand.

Name of related party	Relationship	31 March, 2021	31 December, 2020
Xu Guo Qiang	Senior management	$112,056	$110,852
Tang Yu Feng	Shareholder	55,096	55,488
Tang Xiao Qun	Significantly influenced	38,495	38,769
Total		$205,647	$205,109

As of March 31, 2021 and December 31, 2020, the outstanding other receivables balance due from the related party was $205,647 and $205,109, respectively.

Related party payable:

Other payables–related parties are those non-trade payables arising from transactions between the Company and certain related parties, such as advanced made by the related party on behalf of the Company. This advance is unsecured and non-interest-bearing and due on demand.

Name of related party	Relationship	31 March, 2021	31 December, 2020
Su Lei	Senior management	$2,180,632	$2,197,642
Tang Jin Fang	Significantly influenced	4,927	4,962
Wuxi Yangchang Chemical Machinery Factory	Significantly influenced	342,398	344,833
Tang Yun Hua	Significantly influenced	111,981	112,777
Total		$2,639,938	$2,660,214

As of March 31, 2021 and December 31, 2020, the outstanding related party payable balance due to the related parties was $2,639,938 and $2,660,214, respectively.

Note 9 — SHORT-TERM LOANS

Outstanding balances of short-term loans consisted of the following:

Lender	Maturity	Weighted average interest rate	31 March. 2021	31 December, 2020
Anhui Langxi Rural Commercial Bank Co., Ltd.	31-Dec-21	3.85%	$2,815,272	$2,835,292
Langxi County Sichuang Science and Technology Pioneer Park Development Co., Ltd.	31-Dec-21	10.00%	$768,164	$773,627
Other third party loan	31-Dec-21	12.00%	$152,178	$153,260
Total			$3,735,614	$3,762,179

The short-term bank loan from Anhui Langxi Rural Commercial Bank Co., Ltd. which Langxi County Sme Financing Guarantee Co., Ltd. undertook the guarantee responsibility, was a credit loan.

The production facilities and its equipments in the amount of $459,777 were used as collateral for the loan from Langxi County Sichuang Science and Technology Pioneer Park Development Co., Ltd. The total assets of the entity, Wuxi Xinganbang Petrochemical Equipment Co., Ltd., were used as collateral for the remaining amount of the loan. Other third party loan was a credit loan.

All loans were primarily obtained for general working capital purpose.

Note 10 — CUSTOMER DEPOSITS

As of December 31, 2020 and 2019, the balances of customer deposit consist of the following:

	31 March, 2021		31 December, 2020
Name of customer	Balances	Proportion	Balances	Proportion
Beijing Aerospace Star Technology Co., Ltd.	$2,294,470	67%	$2,310,786	66%
Anhui Linhong Heavy Industry Technology Co., Ltd.	-	-	361,569	10%
Others	1,154,618	33%	844,279	24%
Total	$3,449,087	100%	$3,516,634	100%

The deposits of Beijing Aerospace Star Technology Co., Ltd. were prepayment for purchases. By Mach 31,2021, goods in the amount of $ 869,192 have been delivered. As the customer has not completed the equipment installation and signed off the acceptance, the relevant revenue and cost cannot be recognized, and the advance payment has not been reduced accordingly.

The rest of the deposits were the advance payment of sales contracts, purchased by several small customers.

Note 11 — TAXES

Corporate Income Taxes (“CIT”)

PRC-Under the Enterprise Income Tax (“EIT”) Law of PRC, domestic enterprises and Foreign Investment Enterprises (the “FIE”) are usually subject to a unified 25% enterprise income tax rate while preferential tax rates, tax holidays, and even tax exemption may be granted on a case-by-case basis. The Company is subject to an income tax rate of 25%. Due to continuous losses incurred for the three months periods ended March 31, 2021, and 2020, the Company had $nil income tax payable.

a.	The following table reconciles PRC statutory rates to the Company’s effective tax rate:

	March 31, 2021	March 31, 2020
(Loss) income attributed to PRC operations	$(8,347)	$87,840
(Loss) income before tax	(8,347)	87,840

PRC Statutory Tax at 25% Rate	(2,109)	21,960
Effect of tax exemption granted	-	(21,960)
Valuation allowance	2,109	-
Income tax	$-	$-

b.	The following table summarizes deferred tax assets resulting from differences between financial accounting basis and tax basis of assets and liabilities:

	March 31,	December 31,
	2021	2020
Deferred tax assets:	$2,109	$127,667
Valuation allowance	(2,109)	(127,667)
Total	$-	$-

The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the cumulative earnings and projected future taxable income in making this assessment. Recovery of substantially all of the Company’s deferred tax assets is dependent upon the generation of future income, exclusive of reversing taxable temporary differences. In consideration of prudent principle at present the Company has made 100% allowance of the deferred tax assets as of March 31, 2021 and December 31, 2020.

Note 10 — CONCENTRATIONS

a.	Customers concentrations:

For the three months ended March 31, 2021, four customers accounted for 14%,14%,14% and 13% of the Company’s total revenues, respectively. For the three months ended March 31, 2020, three customers accounted for 26%, 18%, and 13% of the Company’s total revenues, respectively. As of March 31, 2021, one customer accounted for 14% of the Company’s total accounts receivables. As of December 31, 2020, one customer accounted for 15% of the Company’s total accounts receivables.

b.	Suppliers concentrations:

For the three months ended March 31, 2021, one supplier accounted for 21.2% of the Company’s total purchases. For the three months ended March 31, 2020, four suppliers accounted for 24%, 21%, 14%, and 13% of the Company’s total purchases, respectively. As of March 31, 2021, three suppliers accounted for 16%, 13% and 12% of the Company’s total accounts payable, respectively. As of December 31, 2020, three suppliers accounted for 13%, 13% and 11% of the Company’s total accounts payable, respectively.

Note 12 — RISKS

a.	Credit risk

The Company’s deposits are made with banks located in the PRC. The deposits are made with banks located in the PRC that do not carry federal deposit insurance and may be subject to loss of the banks become insolvent.

b.	Economic and political risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by changes in the political, economic, and legal environments in the PRC.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

c.	Inflation Risk

Management monitors changes in prices levels. Historically inflation has not materially impacted the Company’s financial statements; however, significant increases in the price of raw materials and labor that cannot be passed to the Company’s customers could adversely impact the Company’s results of operations.

Note 13 — SUBSEQUENT EVENTS

The Company evaluates subsequent events that have occurred after the balance sheet date but before the financial statements are issued. There are two types of subsequent events: (1) recognized, or those that provide additional evidence concerning conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements, and (2) non-recognized, or those that provide evidence concerning conditions that did not exist at the date of the balance sheet but arose after that date. The Company has evaluated subsequent events from March 31, 2021, through the date the financial statements were available to be issued, and has determined that there were no material subsequent events that require disclosure.